EXHIBIT 11


          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (Amounts in Thousands Except Per Share Data)


                                                Three Months Ended March 31
                                                ---------------------------
Basic                                                2000           1999
                                                     ----           ----
Net income                                        $  36,345      $  44,785

Weighted average number of common shares
  Outstanding                                       281,035        272,534

Earnings per common and
  common equivalent share                         $     .13      $     .16
                                                  =========      =========


                                                 Three Months Ended March 31
                                                ----------------------------
Diluted (1)                                          2000           1999
                                                     ----           ----

Net income                                        $  36,345      $  44,785
Add:
Dividends paid net of related income tax
  applicable to restricted stock                        162            143
                                                  ---------      ---------
Net income, as adjusted                           $  36,507      $  44,928
                                                  =========      =========
Weighted average number of common shares
  Outstanding                                       281,035        272,534
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options              10,253         10,816
                                                  ---------      ---------
        Total                                       291,288        283,350
                                                  =========      =========
Earnings per common and common equivalent
  share                                           $     .13      $     .16
                                                  =========      =========



----------

(1) The computation of diluted EPS for 2000 and 1999 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes, and for 2000 excludes the assumed conversion of the 1.87% Convertible Subordinated Notes, because they were anti-dilutive.